Exhibit 10.7

FIRST AMENDMENT TO LICENSE, SERVICES, AND DEVELOPMENT AGREEMENT
(FOR RITZ-CARLTON PROJECTS)

This First Amendment to License, Services, and Development Agreement (this “Amendment”) is executed as of February 26, 2018 by The Ritz-Carlton Hotel Company, L.L.C., a Delaware limited liability company (“Licensor”), and Marriott Vacations Worldwide Corporation, a Delaware corporation (“Licensee”).
RECITALS
A. Licensor’s Affiliate acquired the business of Starwood Hotels & Resorts Worldwide, LLC (formerly known as Starwood Hotels & Resorts Worldwide, Inc.) (“Starwood”) under an Agreement and Plan of Merger dated November 15, 2015 as amended on March 21, 2016.
B.     Licensor desires to integrate its loyalty programs, websites, reservations systems, call centers, and other programs, systems and platforms with those utilized by Starwood (the “Integration”).
C.     Licensor and Licensee are parties to that certain License, Services, and Development Agreement for Ritz-Carlton Projects, dated November 17, 2011 (“License Agreement”).
D.     Licensor and Licensee desire to amend the License Agreement to facilitate the Integration and, as a condition to Licensee agreeing to such amendments, to make certain other modifications to the License Agreement.
NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Licensee and Licensor agree that the License Agreement is hereby amended as follows:

1.	Definitions
A.The following defined terms are inserted into Exhibit A to the License Agreement:
“All-Inclusive Club” has the meaning set forth in Section 2.2.D.
“All-Inclusive Club Term Limit” has the meaning set forth in Section 2.2.D.
“Legacy Starwood Properties” means hotels or resorts operated under the following brands: St. Regis Hotels and Resorts, Luxury Collection Hotels, Le Méridien Hotels, Sheraton Hotels, Westin Hotels, W Hotels, Tribute Portfolio Hotels, Aloft Hotels, Element Hotels, Four Points by Sheraton Hotels, and Design Hotels.
“SPG Program” means the brand loyalty program associated with Legacy Starwood Properties known as Starwood Preferred Guest program.
“Vistana” means Vistana Signature Experiences, Inc. and its permitted successors and assigns under the Vistana License Agreement.
“Vistana Business” means the Destination Club Business operated by Vistana under the names and marks licensed to Vistana by Licensor (or its Affiliates) pursuant to the Vistana License Agreement.

“Vistana Exclusive Rights Exception” has the meaning set forth in Section 2.2.C.
“Vistana License Agreement” means that certain License, Services and Development Agreement dated as of May 11, 2016 by and among Starwood Hotels & Resorts Worldwide, Inc., Vistana, and Interval Leisure Group, Inc., including any amendments, modifications, or supplements thereof, and as the same may be amended, modified or supplemented from time to time. For purposes of this Agreement, the Vistana License Agreement also includes the other Transaction Agreements, as that term is defined in the Vistana License Agreement, including any amendments, modifications, or supplements thereof, as any of the same may be amended, modified or supplemented from time to time.
B. The definition of “Starwood Brand” is deleted from Exhibit A to the License Agreement.
C. The following defined terms in Exhibit A to the License Agreement are amended and restated in their entirety as follows:
“Branded Elements” means (i) the Brand Loyalty Programs or successor thereto, (ii) Licensor-owned or -controlled branded elements of the Reservation System, (iii) Licensor-owned or -controlled branded elements of Licensor’s website, ritzcarlton.com, or any additional pages or sites within ritzcarlton.com, (iv) use of the Brand Loyalty Programs member lists, (v) access to Ritz-Carlton Hotels for marketing of Destination Club Products, and (vi) access to Ritz-Carlton Hotels as an ancillary benefit exchange option for Destination Club Products (for the avoidance of doubt, rights and benefits under or in connection with the Brand Loyalty Programs are not considered to be “ancillary benefit exchange options”). Notwithstanding the foregoing, the platform, infrastructure, coding, and non-customer facing elements of the Brand Loyalty Programs, the Reservation System, and the Licensor website(s) shall not be considered “Branded Elements” for purposes of this Agreement. As it relates to Vistana, this definition is further modified by Section 2.2.C.
“Licensor Lodging Facilities” means all hotels and other lodging facilities, chains, brands, or hotel systems owned, leased, under development, or operated or franchised, now or in the future, by Licensor or any of its Affiliates, including: (i) Marriott Hotels, Resorts and Suites; Marriott Marquis Hotels; JW Marriott Hotels and Resorts; Marriott Conference Centers; Marriott Executive Apartments; Courtyard by Marriott Hotels; Fairfield Inn by Marriott Hotels; Fairfield Inn & Suites by Marriott Hotels; Renaissance Hotels and Resorts; Renaissance ClubSport; Autograph Collection Hotels; Residence Inn by Marriott Hotels; Bvlgari Hotels and Resorts; Edition Hotels; Ritz-Carlton Hotels and Resorts; SpringHill Suites by Marriott Hotels; TownePlace Suites by Marriott Hotels; AC Hotels by Marriott; Gaylord Hotels; Moxy Hotels; Protea Hotels; Protea Hotel Fire & Ice! Hotels; African Pride Hotels; Delta Hotels; St. Regis Hotels and Resorts; Luxury Collection Hotels; Le Méridien Hotels; Sheraton Hotels; Westin Hotels; W Hotels; Tribute Portfolio Hotels; Aloft Hotels; Element Hotels; Four Points by Sheraton Hotels; and Design Hotels; (ii) other lodging products or concepts, including Marriott ExecuStay; JW Marriott Residences; Marriott Marquis Residences; and (iii) any other lodging product or concept developed or utilized by Licensor or any of its Affiliates in the future.

2.	Exceptions to Exclusive Rights to Branded Elements
A. The following Section 2.2.C is inserted into Article 2 of the License Agreement:

C.     Notwithstanding anything to the contrary herein, Licensor may use, or license or otherwise permit Vistana to use, the following components of the Branded Elements solely in connection with the Vistana Business: (i) the Brand Loyalty Programs or successor thereto; (ii) Licensor-owned or –controlled branded elements of the Reservation System; and (iii) use of the Brand Loyalty Programs member lists (collectively, the “Vistana Exclusive Rights Exception”). The Vistana Exclusive Rights Exception will remain in effect for as long as the Vistana License Agreement (without giving effect to the second sentence of the definition of such term) is in effect, including all renewal and extension terms thereof. For the avoidance of doubt, and without limiting the foregoing, Licensee acknowledges and agrees that Licensor has the right hereunder to (i) combine the Marriott Rewards Program, the Ritz-Carlton Rewards Program and the SPG Program into a single program (or programs) that will constitute the Brand Loyalty Programs (as defined herein) and which may include as participating properties all Licensor Lodging Facilities (including Legacy Starwood Properties and properties that are or become part of the Vistana Business), and combine all members of the Marriott Rewards Program, the Ritz-Carlton Rewards Program and the SPG Program into a single Brand Loyalty Programs member list or combined lists for use by Licensee hereunder and by Vistana as part of the Vistana Business; (ii) include all Licensor Lodging Facilities (including Legacy Starwood Properties and properties that are or become part of the Vistana Business) in the Reservation System; and in each case the actions described in clause (i) and (ii) above shall be on such terms and conditions, and effected in such manner and at such time or times, in one or more steps or phases, as Licensor shall determine (subject, however, to the terms and conditions of this Agreement, the Rewards Agreement and the other agreements between Licensor, Licensee and/or their respective Affiliates).
B.     The following new Section 2.2.D is inserted into Article 2 of the License Agreement:
“2.2.D.    Licensee hereby consents to Licensor or its Affiliates offering and operating clubs or programs in connection with an all-inclusive hotel business (such clubs or programs, “All-Inclusive Club”) under which a customer prepays for the right to receive discounts for future hotel stays (provided that such discounts do not exceed 50% of the applicable room rate), enhanced hotel accommodations (such as room upgrades) and services (such as lounge access), and other hotel-stay related benefits, in each case in which the benefits the customer receives extend for a term of not more than 5 years (the “All-Inclusive Club Term Limit”). Licensee and Licensor hereby agree and acknowledge that, if Licensor or its Affiliate develops, acquires, merges with, operates or becomes affiliated with an all-inclusive hotel business that includes an All-Inclusive Club, then (i) the All-Inclusive Club member benefits cannot include redemption or receipt of Loyalty Program points, (ii) the Licensed Marks, the Branded Elements and other exclusive rights granted by Licensor in favor of Licensee relating to the marketing and sale of Destination Club Products (e.g., call transfer) may not be used in connection with the marketing or sale of such All-Inclusive Club, (iii) the Licensed Marks may not be used in connection with the operation of such All-Inclusive Club, and (iv) in the event an All-Inclusive Club was already in operation prior to Licensor acquiring, merging with, operating or otherwise becoming affiliated with such all-inclusive hotel business, (x) the All-Inclusive Club Term Limit will not apply to any customer benefits already extended to any customers prior to Licensor’s or its Affiliates’ acquisition, merger with, operation of, or affiliation with such All-Inclusive Club, and (y) Licensor or its Affiliate may continue to operate such All-Inclusive Club and use the Reservation System and Licensor’s websites (including ritzcarlton.com) in connection with such All-Inclusive Club.”

3.	Development Rights and Restrictions
The following Section 5.2.J is inserted into Article 5 of the License Agreement:
J.     If requested by Licensee in a New Project Application regarding a Project involving a Co-Located Ritz-Carlton Hotel, Licensor will reasonably consider entering into Project-specific side letters similar to the side letters previously entered into by Affiliates of Licensee and Licensor for the Mayflower (Washington DC) and Waikoloa (Hawaii) Destination Club Projects and related facilities and amenities, regarding modifications to Brand Standards and Customer Satisfaction System (e.g., brand standards in respect of shared areas, facilities, amenities and services that are not owned or controlled by Licensee, fire protection and life safety, impact events, and subsequent managers) (each, a “Project-Specific Side Letter”), in each case taking into account the facts and circumstances surrounding the relevant Project that is the subject of the New Project Application. If Licensee has not made such a request in a New Project Application, but there is a change in facts or circumstances arising after submission of the New Project Application that otherwise could have warranted a request for a Project-Specific Side Letter, Licensee may submit such a request as soon as reasonably practicable after the change in facts or circumstances occurs, and Licensor will reasonably consider entering into a Project-Specific Side Letter taking into account the facts and circumstances surrounding the relevant Project, including the reason for the change in facts and circumstances.

4.	Technology
Section 11.2.C. of the License Agreement is hereby amended and restated in its entirety to read as follows (with added text underlined):
C.     The parties acknowledge and agree that future changes in and/or replacements of Licensor and its Affiliates’ and/or Licensee’s and its Affiliates’ technologies, systems, business processes, programs and/or business partners over the Term of this Agreement (“Business Changes”), including changes required by Applicable Law or the interpretation or enforcement thereof, could make it more difficult, costly, commercially impractical, or even impossible to continue to provide one or more services provided by Licensor or its Affiliates or Licensee or its Affiliates hereunder (the “Affected Services”), or could otherwise necessitate changes to the Affected Services. In the event of such a Business Change, Licensee and Licensor agree to discuss, in good faith, making commercially reasonable changes to the Affected Services, including changes to the manner, method, scope, delivery, timing and cost of the Affected Services, or substitution of a similar service that accomplishes the principal underlying purpose or function of the Affected Service, in order to permit the Affected Services to continue on a commercially reasonable basis (such changes, "Service Modifications"). Without limiting the foregoing, in the event Licensor contemplates modifying or replacing any of the Key Applications (as defined in the Services Manual) (or successor applications thereto), Licensor will give Licensee commercially reasonable advance notice thereof, allow Licensee to identify its requirements with respect thereto, and work with Licensee to ensure that the planning, architecture, design and development activities for such modification or replacement are undertaken with adequate consideration given to

Licensee’s requirements, and that Licensee is afforded ongoing access to the capabilities (or substantially similar replacement capabilities) provided by such applications to the extent such capabilities are feasible and can be reasonably accommodated by such modified or replacement application. The parties understand and agree that the party receiving an Affected Service shall bear the reasonable incremental expense of any Service Modification, including any increased costs required for the providing party to continue to provide the Affected Service as so modified. The determination of amounts charged to Licensee will be consistent with the manner in which such charges are made with respect to participating Licensor Lodging Facilities, taking into account the manner and extent to which such systems are used in connection with the MVW Ritz-Carlton Business, as further described in Section 3.3. If the parties cannot agree upon commercially reasonable Service Modifications, taking into consideration any offer made by the party receiving such service to pay the incremental costs of any Service Modification, then the provider of the Affected Service shall no longer be obligated to provide the Affected Service. Notwithstanding the foregoing, in the event that Licensor or its Affiliates generally discontinue any Affected Service that Licensor or its Affiliates had previously offered or provided in connection with Licensor’s and its Affiliates’ Lodging Business, to Licensor Lodging Facility franchisees or to other third parties, Licensor and its Affiliates shall no longer be required to provide that Affected Service to Licensee or its Affiliates, and in such case Licensor or its Affiliates shall, at Licensee’s request, cooperate with Licensee and its Affiliates to transition any such Affected Service to another service provider or to Licensee or its Affiliates, such transition costs to be at Licensee’s expense.

5.	Credit and Debit Cards
The following Section 13.5.E is inserted into Article 13 of the License Agreement:
E.     Licensor shall not permit any other party to brand, co-brand, sponsor, market, promote, or otherwise affiliate with a Destination Club Business-branded credit, charge or debit card, in each case if the branding of the card uses the Licensed Marks or any other any names or marks licensed by Licensor to such party in connection with a Destination Club Business operated under names and marks licensed to such party by Licensor. For the avoidance of doubt, the preceding sentence shall not prohibit any arrangement with or involving Licensor in connection with a Ritz-Carlton (or other mark of Licensor or a Licensor Affiliate) branded, co-branded, sponsored, marketed or promoted credit, charge or debit card, such as the existing Marriott-co-branded Visa card or the SPG-branded American Express card, and without limiting the foregoing, Licensee acknowledges and agrees that such cards are being used, and may be used, in connection with the Vistana Business.

6.	Removal of Certain References to Starwood Brand
A.    Section 9.5.C of the License Agreement is amended by deleting the phrase “or Starwood Brand”.
B.     Section 13.2.A(3)(iii) of the License Agreement is amended by (i) deleting the phrase “or Starwood Hotels and Resorts or its successors-in-interest (excluding Licensor or its Affiliates)”, and (ii) deleting all instances of the phrase “or Starwood Brand”.

7.
Counterparts; Authorization of AuthorityA.    This Amendment may be executed in a number of identical counterparts, each of which will be deemed an original for all purposes and all of which, taken together, will constitute, collectively, one agreement. Delivery of an executed signature page to this Amendment by electronic transmission will be effective as delivery of a manually signed counterpart of this Agreement.

B.     Each party represents, warrants and covenants that it has and will continue to have all necessary power and authority to execute and deliver this Amendment.

8.	Full Force and Effect
Except to the extent specifically amended, modified or supplemented by this Amendment, the License Agreement remains unchanged and in full force and effect. From and after the effectiveness of this Amendment, each reference in the License Agreement to “this Agreement,” “hereof”, “hereunder” or words of similar import will be deemed to mean the License Agreement, as so amended, modified or supplemented by this Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment, under seal, as of the date first above written.

LICENSOR:
THE RITZ-CARLTON HOTEL COMPANY, L.L.C.
By:	/s/ Timothy Grisius
Name:	Timothy Grisius
Title:	Authorized Signatory

LICENSEE:
MARRIOTT VACATIONS WORLDWIDE CORPORATION
By:	/s/ Stephen P. Weisz
Name:	Stephen P. Weisz
Title:	President and Chief Executive Officer

[ADDITIONAL SIGNATURES BLOCKS APPEAR ON THE FOLLOWING PAGE]

[FIRST AMENDMENT TO LICENSE AGREEMENT FOR RITZ-CARLTON PROJECTS]

SOLELY FOR THE PURPOSES OF REAFFIRMING THE GUARANTY IN SECTION 28:
THE RITZ-CARLTON MANAGEMENT COMPANY, L.L.C.
By:	The Ritz-Carlton Development Company, Inc., its sole member
By:	/s/ Stephen P. Weisz
Name:	Stephen P. Weisz
Title:	President

THE RITZ-CARLTON DEVELOPMENT COMPANY, INC.
By:	/s/ Stephen P. Weisz
Name:	Stephen P. Weisz
Title:	President

[FIRST AMENDMENT TO LICENSE AGREEMENT FOR RITZ-CARLTON PROJECTS]